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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MONOLITHIC SYSTEM TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	77-0291941 (I.R.S. Employer Identification No.)
1020 Stewart Drive Sunnyvale, California (Address of principal executive offices)	94085 (Zip Code)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Act and is effective pursuant to General Instruction A(c), check the following box. / /

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. /x/

    Securities Act registration statement file number to which this form relates: 333-43122.

    Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered Not Applicable	Name Of Each Exchange On Which Each Class Is To Be Registered Not Applicable

    Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
Series AA Preferred Stock, $0.01 par value per share
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

    A description of the Registrant's securities to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registrant's Registration Statement on Form S-1, File No. 333-43122, as originally filed with the Securities and Exchange Commission on August 4, 2000 and as subsequently amended (the "Registration Statement"). The Registration Statement is hereby incorporated herein by reference.

Item 2. Exhibits

    The following exhibits are filed as part of this Registration Statement:

  a)
  Restated Certificate of Incorporation of the Registrant (incorporated by reference as Exhibit 3.3 to the Registration Statement)

  b)
  Bylaws of the Registrant (incorporated by reference as Exhibit 3.4 to the Registration Statement)

  c)
  Rights Agreement dated October 11, 2000 (incorporated by reference as Exhibit 4.3 to the Registration Statement)

  d)
  Certificate of Designations, Preferences and Rights of Series AA Preferred Stock

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SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONOLITHIC SYSTEM TECHNOLOGY,INC.
Date: June 22, 2001	By:	/s/ FU-CHIEH HSU Fu-Chieh Hsu President and Chief Executive Officer

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SIGNATURE